SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2005


                            AZUR INTERNATIONAL, INC.
               (Exact name of Registrant as specified in charter)


           Nevada                       000-27113                 50-0015673
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


          101 NE 3rd Avenue, Suite 1220, Fort Lauderdale, Florida 33301
       ------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (954)-763-1515


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers

      At a Board of Directors meeting held on December 1, 2005, Azur International, Inc. (the "Company") appointed Tony Sharp to the Board of Directors and announced that Otto Reich will not stand for re-election as a director.

      Mr. Sharp was most recently a Project Director at Longcross Management, a London-based commercial property development firm, and he has over 20 years experience in real estate development, urban renewal, finance, and consulting.

      Mr. Sharp previously served the Company in an advisory capacity. His experience in the property sector began in 1985, when, as an advisor for Coopers & Lybrand's consulting arm, he supported many large U.K. development companies with regard to their corporate structure and on the social and economic impact of proposed urban renewal schemes. This led to his appointment as assistant to the CEO of the National Phoenix Initiative (NPI), an urban renewal partnership sponsored by the construction and development industry associations along with the UK's Department of Environment. NPI promoted projects involving private investment in public sector bodies including the health sector, universities, prison service, local authorities and urban development corporations. Following this, Mr. Sharp was involved with numerous joint ventures, acquiring distressed property portfolios while serving as project director at Longcross Management. Mr. Sharp is a graduate of Balliol College at Oxford University.


                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AZUR INTERNATIONAL, INC.


December 5, 2005                         By: /s/ Donald Winfrey
                                             -----------------------------------
                                             Donald Winfrey
                                             President